Exhibit 10.3

Praxis Precision Medicines, Inc. 99 High Street, 30th Floor Boston, MA 02110 www.praxismedicines.com

October 11, 2024

Alex Nemiroff

[***]

[***]

RE: Employment Agreement Amendment

Dear Alex:

Reference is made to the amended and restated employment agreement, executed by you on October 1, 2020, between Praxis Precision Medicines, Inc. (the “Company”) and you (the “Employment Agreement”).

By your signature to this letter, effective as of the date hereof, the Employment Agreement will be amended as follows:

1.             The following will be added as a new Section 5.2(ii)(c) of the Employment Agreement:

“(c) To the extent unpaid as of the date of Executive’s employment termination, the Company shall pay Executive an amount in cash equal to the Annual Bonus earned by Executive for the calendar year prior to the calendar year in which the date of Executive’s employment termination occurs, based on actual performance as determined in accordance with established policies for the determination of the Annual Bonus, which Annual Bonus, if any, shall be paid to Executive in the calendar year in which the date of Executive’s employment termination occurs when bonuses for such year are paid to actively employed senior executives of the Company.”

2.             The following will be added as a new Section 5.2(ii)(d) of the Employment Agreement:

“(d) The Company shall pay Executive an amount in cash equal to a pro-rata portion of the Annual Bonus for the calendar year in which the date of Executive’s employment termination occurs, determined by multiplying (i) the Annual Bonus amount based on actual performance for the year as determined in accordance with established policies for the determination of the Annual Bonus by (ii) a fraction, using the number of days of the calendar year elapsed prior to the date of Executive’s employment termination as the numerator and the number of days in such calendar year as the denominator, payable when bonuses for such year are paid to actively employed senior executives of the Company, but in no event later than March 15 of the year following the year in which such date of termination occurs.”

3.             Section 5.3(i) of the Employment Agreement will be amended and restated in its entirety to read as follows:

“(i) The provisions of this Section 5.3 shall apply in lieu of, and expressly supersede, the provisions of Section 5.2 regarding severance pay and benefits upon a termination of employment by the Company without Cause or by Executive for Good Reason if such termination of employment occurs within three (3) months prior to or on or within eighteen (18) months after the occurrence of the first event constituting a Change of Control (such period, the “Change of Control Period”). These provisions shall terminate and be of no further force or effect after the Change of Control Period.”

4.             Sections 5.3(ii)(a) and (b) of the Employment Agreement will be amended and restated in their entirety to read as follows:

“(ii) In the event that Executive’s employment with the Company is terminated by the Company without Cause or by Executive for Good Reason, in either case during the Change of Control Period, then, provided Executive remains in compliance with the terms of this Agreement, the Company shall provide Executive with the following severance benefits:

(a)                The Company shall pay Executive, as severance, a lump sum in cash in an amount equal to (A) one (1) times the sum of (x) Executive’s then current Base Salary (or Executive’s Base Salary in effect immediately prior to the Change of Control, if higher) plus (y) Executive’s target Annual Bonus for the then-current year (or Executive’s target Annual Bonus in effect immediately prior to the Change of Control, if higher); plus (B) a pro-rata portion of Executive’s target Annual Bonus for the calendar year in which the date of Executive’s employment termination occurs, determined by multiplying (1) such target Annual Bonus by (2) a fraction, using the number of days of the calendar year elapsed prior to the date of Executive’s employment termination as the numerator and the number of days in such calendar year as the denominator. The payments described in this Section 5.3(ii)(a), the “Change of Control Severance”.

(b)                Notwithstanding anything to the contrary in the Equity Documents, all time-based stock options and other stock-based awards subject to time-based vesting held by Executive (the “Time-Based Equity Awards”) shall immediately accelerate and become fully exercisable or nonforfeitable as of the last to occur of (i) the date of termination; (ii) the effective date of the Separation Agreement (as defined below) or (iii) if such termination precedes a Change of Control, the date of a Change of Control that occurs within three (3) months after the date of such termination (“Accelerated Vesting Date”); provided that, any termination or forfeiture of the unvested portion of such Time-Based Equity Awards that would otherwise occur on the date of termination in the absence of this Agreement will be delayed until the applicable Accelerated Vesting Date and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation Agreement becoming fully effective within the time period set forth therein or, if applicable, the Change of Control not occurring within three (3) months following the termination date; provided further that in no event will any such award remain outstanding beyond the final expiration date of the award as set forth in the applicable Equity Documents. Notwithstanding the foregoing, no additional vesting of the Time-Based Equity Awards shall occur during the period between Executive’s date of termination and the Accelerated Vesting Date. All stock options and other stock-based awards that vest in whole or in part based on the attainment of performance-vesting conditions will be governed by the terms of the applicable award agreement.”

5.             The following will be added as a new Section 5.3(ii)(d) of the Employment Agreement:

“(d) To the extent unpaid as of the date of Executive’s employment termination, the Company shall pay Executive an amount in cash equal to the Annual Bonus earned by Executive for the calendar year prior to the calendar year in which the date of Executive’s employment termination occurs, based on actual performance as determined in accordance with established policies for the determination of the Annual Bonus, which Annual Bonus, if any, shall be paid to Executive in the calendar year in which the date of Executive’s employment termination occurs when bonuses for such year are paid to actively employed senior executives of the Company.”

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6.             Section 5.3(iii) of the Employment Agreement will be amended and restated in its entirety to read as follows:

“(iii) The amounts payable under this Section 5.3, to the extent taxable, shall be paid or commence to be paid within 60 days after the later of the date of Executive’s termination and the date of the Change of Control; provided, however, that (A) if the 60-day period begins in one calendar year and ends in a second calendar year, such payments to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall be paid or commence to be paid in the second calendar year by the last day of such 60-day period or (B) if Executive’s termination occurs during the three (3) month period prior to the date of the Change of Control, during the period commencing on Executive’s termination date and ending on the date of the Change of Control, Executive shall be paid the Change of Control Severance in accordance with Sections 5.2(ii)(a) and 5.2(iii) as if it were Severance and any Change of Control Severance amounts that remain unpaid as of the date of the Change of Control will be paid in a lump sum by the later of 60 days after the date of Executive’s termination and 15 days after the date of the Change of Control.”

Except as stated in this letter, all terms and provisions of the Employment Agreement will remain in full force and effect. This letter represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding the same.

Please sign this letter in the space provided below and return it to me to indicate your acceptance and agreement with the terms contained in this letter.

Sincerely,

PRAXIS PRECISION MEDICINES, INC.

By:	/s/ Marcio Souza
Name:	Marcio Souza
Title:	CEO

Accepted and Agreed by:

/s/ Alex Nemiroff
Alex Nemiroff

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